EMPLOYMENT AGREEMENT


          EMPLOYMENT AGREEMENT, dated as of the ____ day of December, 1999 between The Golfing Network.Com Inc., a Florida corporation ("Company") and NetWeb OnLine.Com Inc., a Texas corporation, for itself and as sole shareholder of the Company ("NetWeb"), with both of their principal offices at 3350 NW Boca Raton Blvd, Suite A28, Boca Raton, FL 33431, and Bryan J. Efimov, an individual residing at 4419 Santa Fe Lane, McKinney, Texas 75010 (the "Employee").
          In consideration of their mutual promises and covenants set forth herein, and intending to be legally bound hereby, Company, NetWeb and Employee agree as follows:
          1. Employment. The Company hereby employs the Employee and the Employee accepts such employment on the terms and conditions hereinafter set forth. NetWeb hereby accepts and ratifies such employment.
          2. Term. The initial term of the Agreement shall commence as of the date hereof and terminate on December 31, 2004 ("Initial Term") and shall be automatically renewed for periods of one (1) year ("Renewal Terms") after the expiration of the Initial Term and any renewals thereof unless either party gives the other party hereto written notice of termination at least thirty (30) days prior to the expiration of the Initial Term or Renewal Term or unless this Agreement is sooner terminated in accordance with Paragraph 7 hereof. The Initial Term or any Renewal Term shall sometimes hereinafter be referred to as "Term."
          3. Duties. The Employee is engaged hereunder as President and Chief Executive Officer and he agrees to perform the duties and services incident to that position, or such other or further duties and services of a similar nature as may be reasonably required of him by the Board of Directors of the Company.

               The Employee shall devote all his business time, attention, energies and efforts to the performance of his duties hereunder and to the promotion of the business and interests of the Company.
          4.   Compensation; Expenses.
               (a)  Base Salary.  During the Term of this
Agreement, the Employee shall be paid a salary at the monthly rate of Five Thousand Six Hundred Dollars ($5,600) (the "Base Salary"). Base Salary or any increase thereof shall sometimes hereafter be referred to as "Current Salary." The Current Salary shall be paid in installments in arrears in accordance with the Company's regular payroll practices, but not less often than monthly.
               (b) Incentive Compensation. In addition to the Base Salary, Company shall pay to Employee a bonus (the "Bonus") on or before January 31 of the succeeding calendar year based upon sales performance of the Company as follows:
     (i) 1% of gross sales revenues between $500,000 and $1,000,000 in each calendar year; and
     (ii) 3% of gross sales revenues in excess of $1,000,000 in each calendar year.

The Company may also pay an Employee additional bonuses if
determined by the Board of Directors of NetWeb, in its sole
discretion, without Employee having any vote in such
determination.
               (c)  Fringe Benefits.  The Employee shall be
entitled to participate in all fringe benefit programs of NetWeb or the Company  (including, without limitation, health and dental plans, personal days, sick days and 401(k) plan) to the extent and on the same terms and conditions as are accorded to other executive employees of NetWeb or the Company.  In addition, the
Company will provide Employee with an automobile allowance of
$400 per month.
               (d)  Business Expenses.  The Company will pay or
reimburse the Employee for all ordinary and reasonable out-of-
pocket business expenses reasonably incurred by Employee in
connection with his performance of services hereunder, upon
presentation to the Company of appropriate documentation.
Expenses shall be subject to review and approval by the Chief
Executive Officer of NetWeb.
          5.   Death or Total Disability of the Employee.
               (a)  Death.  In the event of the death of the
Employee during the Term of this Agreement, this Agreement shall terminate effective as of the date of the Employee's death, and the Company shall not have any further obligation or liability hereunder except that the Company shall pay to Employee's
designated beneficiary or, if none, his estate, within ten (10)
days after such death, the portion, if any, of the Employee's
Current Salary, Bonus and fringe benefits for the period up to the Employee's date of death which remains unpaid.
               (b)  Total Disability.  In the event of the Total
Disability (as that term is hereinafter defined) of the Employee, the Company shall have the right to terminate the Employee's employment hereunder by giving the Employee thirty (30) days prior written notice thereof and, upon expiration of such thirty
(30) day period, the Company shall not have any further
obligation or liability under this Agreement except that the
Company shall pay to the Employee within ten (10) days after such determination the portion, if any, of the Employee's Current
Salary, Bonus and fringe benefits for the period up to the date of termination which remains unpaid.  Notwithstanding the
foregoing, if the Employee, during any period of disability, receives any periodic payments which represent lost compensation under any disability insurance paid for by Company, the amount of the Current Salary that the Employee would be entitled to receive from the Company during such period of disability shall be
decreased by the amounts of such payments.
               The term "Total Disability," when used herein,
shall mean a mental, emotional or physical condition which has rendered the Employee for a period of ninety (90) consecutive days or any one hundred twenty days (120) during any period of twelve (12) consecutive months during the Term of this Agreement, unable or incompetent to carry out, on a substantially full-time basis, the job responsibilities he held or tasks that he was assigned at the time the disability was incurred.
          6.   Termination of Employment.
               (a)  Termination by Company for Cause.  In
addition to termination pursuant to Paragraph 5, the Company may discharge the Employee and thereby terminate his employment
hereunder at any time for "cause."   For purposes of this
Agreement, "cause" shall mean:   (i) wilful or deliberate failure
by Employee to substantially perform his duties to the Company or its affiliates; (ii) grossly incompetent performance of Employee's duties to the Company or its affiliates;
(iii) dishonesty in the performance of Employee's duties of a material nature adversely affecting the Company; (iv) an act or acts on Employee's part resulting in: (1) conviction of a felony or a plea of guilty or no contest to any felony or (2) any formal finding by a judicial regulatory or self-regulatory body that Employee has engaged in conduct involving, or have entered into a consent decree as a result of allegations involving, any violation of the securities or commodities laws of the United
States, or any state thereof (or, if located abroad, any foreign jurisdiction) or any regulation promulgated thereunder;
(v) Employee intentionally engaged in conduct materially injurious to the Company or its affiliates, including, but not limited to breaches of trust; or (vi) any intentional, willful or reckless misappropriation or misuse by Employee of any confidential or proprietary information of the Company or its affiliates for his personal gain or that of others; (vii) misappropriation of corporate funds materially and adversely affecting the financial condition of the Company; or (viii) the Employee's breach of the terms set forth in this Agreement in any other respect, but only if such breach is not cured within thirty (30) days after prior written notice thereof is given to Employee by Company in the manner prescribed by Paragraph 13 below. In the event that the Company shall terminate the Employee pursuant to this Paragraph 6(a), the Company shall have no further obligation or liability under this Agreement, except that within ten (10) days after such discharge the Company shall pay to Employee the portion, if any, of the Employee's Current
Salary, Bonus and fringe benefits which remain unpaid as of the date of termination.
               (b) Termination by the Company Without Cause. If the Company discharges Employee and thereby terminates his employment for any reason other than as set forth in Paragraph 5 and 6(a) above, Employee shall be entitled to receive the remaining Current Salary due to him under this Agreement for the remainder of the then current Term of this Agreement (but in no event more than an amount equal to six (6) months of Employee's
Current Salary), payable in accordance with the Company's standard payroll policies over such period of time and all previously issued and unissued Warrants will automatically be granted and vested. Further in the event of such termination.
               (c)  Termination by Employee.
                                   (i) Employee may terminate this Agreement at
               any time voluntarily. In such event, Employee shall be entitled to receive his Current Salary and fringe benefits through the date of termination, but will not be entitled to any Bonus not previously declared and/or issued.
                                   (ii)  Employee may also terminate this
               Agreement by reason of the Company's breach of any provisions of this Agreement, but only if such breach is not cured within thirty (30) days (or such longer period as is reasonably required to cure such breach) after notice thereof is given to Company. Such termination shall be considered
               Termination by the Company without cause in accordance with Section 6(b) above and Employee shall be entitled to the payments provided therein.
          7. Non-Disclosure. The Employee recognizes and acknowledges that he will have access to certain confidential information of the Company and NetWeb and that such information constitutes valuable, special and unique property of the Company and NetWeb. The Employee agrees that he will not, for any reason or purpose whatsoever, during or after the term of his employment, disclose any of such confidential information to any party without express authorization of the Company, except as necessary in the ordinary course of performing his duties hereunder. The obligation of confidentiality imposed by this paragraph shall not apply to information which appears in issued patents or printed publication, which otherwise becomes generally known in the industry through no act of the Employee in breach of this Agreement or from a source other than the Company, provided that such source is not known by Employee to be bound by a confidentiality agreement.
          8. Non-Competition. The Employee agrees that during the Term of this Agreement and for a period of one (1) year thereafter (or for a period of one (1) year after the date of termination if this Agreement is sooner terminated by a party hereto as herein provided), the Employee shall not, unless acting pursuant hereto or with the prior written consent of the Company, directly or indirectly:
                         (a) solicit business from or perform services for, any person, company or other entity which at any time during the Employee's employment by the Company is or was a client or customer of the Company if such business or services are of the same general character as those engaged in or performed by the Company;
                         (b)  solicit for employment or in any other
          fashion hire any of the employees away from the Company;
                         (c) own, manage, operate, finance, join, control or participate in the ownership, management, operation, financing or control of, or be connected as an officer, director, employee, partner, principal, agent, representative, consultant or otherwise with any business or enterprise engaged in the business of residential sub-prime mortgage lending (or any other lines of business that Company enters into during the Term of this Agreement) within the United States ;
                         (d)  use the name of the Company or any name
          similar thereto, but nothing in this clause shall be deemed, by implication, to authorize or permit use of such name after expiration of such period, provided, however, that nothing in this Paragraph 8 shall be construed to prohibit the Employee from investing his assets in other businesses, provided, that such businesses are not in direct competition with Company or the Partnership. In the event that the provision of this Paragraph should ever be adjudicated to exceed the time, geographic, service or product limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic, service or product limitations permitted by applicable law.
          9. Equitable Relief; Survival. The Employee acknowledges that the restrictions contained in Paragraphs 7 and 8 hereof are, in view of the nature of the business of the Company, reasonable and necessary to protect the legitimate interests of the Company, and that any violation of any provisions of these Paragraphs will result in irreparable injury to the Company. The Employee also acknowledges that the Company shall be entitled to temporary and permanent injunctive relief, without the necessity of proving actual damages, and to an equitable accounting of all earnings, profits and other benefits arising from any such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled. In the event of any such violation, the Company shall be entitled to commence an action for temporary and permanent injunctive relief or any other equitable relief in any court of competent jurisdiction and Employee further irrevocably submits to the jurisdiction of any Florida or Federal court sitting in the Southern District of Florida over any suit, action or proceeding arising out of or relating to Paragraph 7 or 8.
The Employee hereby waives, to the fullest extent permitted by law, any objection that he may now or hereafter have to such jurisdiction or to the venue of any such suit, action or proceeding brought in such a court and any claim that such suit, action or proceeding was brought in an inconvenient forum.
Effective service of process may be made upon the Employee by mail under the notice provisions contained in Paragraph 16 below.
          10. Remedies Cumulative; No Waiver. No right or remedy conferred upon the Company or Employee by this Agreement is intended to be exclusive of any other right or remedy, and each and every such right and remedy shall be cumulative and shall be in addition to any other right and remedy given hereunder or now or hereafter existing at law or in equity. No delay or omission by the Company or Employee in exercising any of its respective rights, remedies or powers hereunder or existing at law or in equity shall be construed as a waiver thereof, and any such respective rights, remedies or powers may be exercised by the Company or Employee from time to time and as often as may be deemed expedient or necessary by the Company or Employee in their respective sole discretions.
          11. Enforceability. If any provision of this Agreement shall be invalid or unenforceable, in whole or in part, then such provision shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable or shall be deemed excised from the Agreement, as the case may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law, as if such provision had been originally incorporated herein as so modified or restricted, or as if such provision had not been originally incorporated herein, as the case may be.
          12.  Joint and Several Obligations of Company and
NetWeb. The obligations of Company which are required to be performed by Company are accepted by NetWeb and NetWeb hereby agrees to be bound by such obligation and agrees to cause Company to perform such obligations or to perform such obligations.
NetWeb does not waive any claims, defenses, offsets or counterclaims which Company may now or hereafter have against Employee and may assert any such claims, defenses, offsets or counterclaims against Employee in any action or proceeding brought by Employee hereunder.

          13. Notices. All notices, requests, demands, claims and other communications hereunder will be in writing. Any notice, request, demand, claim or other communication hereunder shall be deemed duly given if it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

          If to Employee:     Bryan J. Efimov
                         4419 Santa Fe Lane
                         McKinney, Texas 75070


          If to Company: The Golfing Network.Com Inc. (Texas)
                         3350 NW Boca Raton Blvd
                         Suite A28
                         Boca Raton, Florida 33431
                         Attn: Secretary of the Corporation


          If to NetWeb:  NetWeb OnLine.Com Inc. (Florida)
                         3350 N.W. Boca Rata Blvd.
                         Suite A28
                         Boca Raton, Florida 33431
                         Attn: Secretary of the Corporation

          Any party hereto may give any notice, request, demand, claim or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim or other communication shall be deemed to have been duly given unless and until it actually is received by the individual for whom it is intended. Any party hereto may change the address to which notices, requests, demands, claims and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.
          For purposes of this Agreement, any notice of termination by one party to the other shall be in accordance with this Paragraph 13 and shall:
                 (a)  indicate the specific termination provision
                    in this Agreement relied upon;
                (b)  set forth in reasonable detail the facts and
                    circumstances claimed to provide a basis for termination of this Agreement under the provision so indicated; and
                (c)  if the termination date is other than the
                    date of receipt of such notice, specify the termination date of this Agreement (which date shall in all respects comply with the terms and conditions of this Agreement, including, without limitation, the expiration of any cure period).
          14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF FLORIDA.
          15. Contents of Agreement; Amendment and Assignment. This Agreement sets forth the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes and is instead of all other employment arrangements between the Employee and the Company. This Agreement cannot be changed, modified or terminated except upon written amendment duly executed by the parties hereto. All of the terms and provisions of this agreement shall be binding upon and inure to the benefit of and be enforceable by the respective heirs, representatives, successors and permissible assigns of the parties hereto, except that the duties and responsibilities of the Employee hereunder are of a personal nature and shall not be assignable in whole or in part by the Employee.


          16.  Arbitration.
               (a)  Any dispute between the Company and the
Employee under this Agreement, other than a dispute relating to Paragraphs 7, 8, 9, and 10, will be submitted to arbitration in Broward or Palm Beach Counties, Florida and such arbitration will be commenced, conducted and concluded in accordance with the rules and under the auspices of the American Arbitration Association then in effect. All fees and expenses of the arbitration will be paid by the respective parties in accordance with the decision of the Arbitrator. The decision of the arbitrators will be final and binding and both parties hereby forever waive and renounce any right either party may have to seek review of such decision in any tribunal.
          17. Attorneys' Fees and Expenses. In the event that a party hereto institutes a proceeding at law or in equity or seeks arbitration against the other party hereto to interpret or enforce the terms or conditions of this Agreement, the prevailing party in such proceeding shall be entitled to all costs thereby incurred, including, without limitation, all attorneys' fees and expenses at trial or in an arbitration, on appeal and under any bankruptcy proceeding. The determination as to which party is the prevailing party shall be submitted for resolution to and determined by the Arbitration panel or Court, as the case may be.
          18. Counterparts; Telefacsimile Execution. This Agreement may be executed in any number of counterparts, and by each of the parties on separate counterparts, each of which, when so executed, shall be deemed an original, but all of which shall constitute but one and the same instrument. Delivery of an executed counterpart of this Agreement by telefacsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement. Any party hereto delivering an executed counterpart of this Agreement by telefacsimile also shall deliver to the other party hereto a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart shall not affect the validity, enforceability or binding effect of this Agreement.

          19. Survival of Covenants. Notwithstanding anything else herein to the contrary, the provisions of Paragraphs 7, 8, 12, 14, 16 and 20 and all remedies of any party hereto to enforce its rights hereunder as a result of such party's termination of this Agreement shall survive the termination of this Agreement for any reason until and unless all obligations of one party due to any other party under this Agreement are satisfied in full.
          20. Titles Not To Affect Interpretation. Titles of Paragraphs and subparagraphs contained in this Agreement are inserted for convenience of reference only; they neither form a part of the Agreement nor are they to be used in the construction or interpretation thereof.

          IN WITNESS WHEREOF, this Agreement has been executed by the parties on the date first above written.


                                   The Golfing Network.Com Inc.
(Texas)


                                   By: /s/
                                           duly authorized
officer


                                   NetWeb OnLine.Com Inc.
(Florida)


                                   By: /s/
                                           duly authorized
officer


                                   /s/ Bryan J. Efimov
                                   Bryan J. Efimov